EXHIBIT
                              10.78

                ASSET PURCHASE AND SALE AGREEMENT


     ASSET PURCHASE AND SALE AGREEMENT made as of the 29th day of September, 1995, by and among STAFF BUILDERS SERVICES, INC., a New York corporation, with its principal executive offices located at 1983 Marcus Avenue, Lake Success, New York 11042, (the "Buyer") and Care Star, Inc., an Ohio Corporation with its principal place of business at 1150 Harrison Avenue, Suite 202, Harrison, Ohio (the "Seller").
                      W I T N E S S E T H:

     WHEREAS, Seller is in the business of providing home health care services in the Ohio, Southern Indiana and Manassas, Viriginia market areas; and
     WHEREAS, Seller is desirous of selling to Buyer, and Buyer is desirous of purchasing from Seller, certain assets utilized by Seller in conjunction with Seller's home health care services business (the "Business").
     NOW, THEREFORE, it is agreed as follows:
     1.   Transfer of Assets
     a. Seller agrees, on the date hereof, or on such other closing date mutually agreed to by the parties (the "Closing Date") to sell, convey and transfer to the Buyer, and the Buyer agrees to purchase from Seller all the business assets of Seller as set forth below:




            1.  Certain equipment (as listed in Exhibit "A");
            2.  Certain furniture;
            3.  Certain fixtures owned by Seller;
            4. All customer, applicant and temporary employee lists and records;
            5.  Agreements, if any, relating to employees;
            6.  Business records and sales records;
            7.  Work in progress; and
            8.  Provider Contracts, oral and written ("Provider
                (Contracts");
all of which have been used in connection with or have been at any time a part of the Business at any and all of Seller's locations ("Transferred Assets"), except furniture, fixtures and equipment at the Cincinnati, Ohio, Southern Indiana, and Virginia offices (see paragraph 2a).
     Except as set forth below, the Transferred Assets being sold hereunder shall be delivered to Buyer on the Closing Date at Seller's locations.
     On such date as Seller commences operations as Staff Builders Franchisee, (the "Conversion Date"), receivables accruing after said date shall be the property of Buyer. Transferred assets expressly do not include receivables, cash-on-hand, prepaid expenses, deposits and cash equivalents prior to the Conversion Date, which shall remain the property of the Seller. Buyer and Seller acknowledge that Seller is a plaintiff in a class-action lawsuit (Case # 94-03530 Ohio Counsel for Home Care, Inc. v. Ohio Department of Human Services, filed March 8, 1994 and pending before the Ohio Court of Claims), seeking payment to Seller for unfairly computed rates for Medicaid Services performed since 1985 by Seller. It is expressly understood and agreed that any and all awards, payments or settlements of the claims in this lawsuit, for periods prior to the Conversion Date, are and shall be the exclusive property of Seller and not a Transferred Asset or part thereof. As of the Closing Date, the parties intend the Conversion Date to be on or about November 1, 1995.
     The sale and transfer shall be effected by Bills of Sale, Assignments, or other instruments of transfer, in form and substance satisfactory to Buyer. Seller agrees that it will, at any time after the Closing Date, or Conversion Date, upon the request of the Buyer execute, acknowledge and deliver all such further conveyances, assignments and transfers, as may be required and necessary for the purpose of assigning, transferring, conveying and granting to the Buyer good and valid title to any and all of the Transferred Assets being sold hereunder.
     b. It is understood and expressly agreed by the parties hereto that the Buyer shall not assume or be liable for any of Seller's general liabilities, Provider Contracts prior to Conversion Date, contracts of any date other than Provider Contracts, commitments and other obligations of Seller of any kind, whether accrued, absolute, contingent, unliquidated, or otherwise, and that Buyer's purchase of the Transferred Assets shall be exclusive of any and all liabilities of Seller.



     c. It is also agreed, acknowledged, and understood that as part of the transaction completed herein, Seller will receive franchises to operate as Staff Builders Franchisee in the Cincinnati, Ohio, Southern Indiana, and Virginia locations which Seller previously operated independently, with certain assets used in these locations owned by Buyer (Franchisor), as set forth in paragraph 2a below and, additionally, will receive Buyer's existing Cincinnati, Ohio franchise. The grant of these franchises and terms and conditions thereof are set forth in a Franchise Agreement of even date herewith.

     2.  Purchase Price and Payment Thereof
          The purchase price for the Transferred Assets is as follows:
          a. SEVEN HUNDRED NINETY THOUSAND DOLLARS ($790,000) for the purchase of the assets of the Southern Indiana, Cincinnati, Ohio and Virginia Offices (excluding furniture, fixtures and equipment, but including all other assets referred to in paragraph 1a.
          b. ONE MILLION THREE HUNDRED NINETY THOUSAND DOLLARS ($1,390,000) for purchase of the assets (see Paragraph 1a) of Lancaster, Newark and Mt. Vernon, Ohio Offices, subject to adjustment provision as set forth below.



     3.   Payment
          The purchase price shall be payable as follows:
          a. SEVEN HUNDRED NINETY THOUSAND DOLLARS ($790,000) shall be paid (see Paragraph 2a above) as follows:
               (i) FOUR HUNDRED THOUSAND DOLLARS ($400,000) shall be paid upon the execution of this Agreement by Buyer to Seller at the Closing.
               (ii) THREE HUNDRED NINETY THOUSAND DOLLARS
                    ($390,000) shall be held in escrow and paid to Seller upon the earlier of: transfer of the Indiana license and the Cincinnati, Ohio, Indiana, and Virginia Provider Numbers to Buyer, or sixty (60) days from Closing.
          b. ONE MILLION THREE HUNDRED NINETY THOUSAND DOLLARS ($1,390,000) shall be paid as follows:
               (i) ONE MILLION DOLLARS ($1,000,000) shall be paid at Closing.
               (ii) THREE HUNDRED NINETY THOUSAND DOLLARS
                    ($390,000) shall be held in escrow and paid to Seller upon the earlier of: transfer of the provider numbers for the Mt. Vernon and Lancaster, Ohio, offices to Buyer, or sixty
                    (60) days from Closing, subject to the
                    adjustment provision as set forth below.
                    (Paragraph 4)

          c. The Closing shall be held at the offices of Kepley, MacConnell and Eyrich, Suite 2200, 525 Vine Street, Cincinnati, Ohio, on September 29, 1995 at 1:00 p.m.
     4.   Adjustment to Purchase Price
          Seller acknowledges and agrees that whereas Buyer is currently engaged in efforts to acquire existing Staff Builders franchise offices in the Columbus market area, and Seller has acknowledged an interest in participating in the Acquisition (the "Acquisition") up to a limit of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), this amount ("Escrowed Funds"), shall be part of the funds held in escrow out of the funds held pursuant to paragraph 3b(ii) (total held will be $780,000.00, $300,000.00 of which will be Escrowed Funds for the potential acquisition). In the event Acquisition is not consummated within thirty (30) days from the date of the Closing, the Escrowed Funds shall be immediately and unconditionally released to Seller. It is further understood that the Acquisition is at the exclusive option of Seller, and that Seller may terminate its participation in the Acquisition at any time during the 30-day period, in which case Seller Shall by entitled to the Escrowed Funds.
     5. Representation, Warranties and Covenants of Seller.
     a.  The Seller warrants and represents to Buyer as follows:
          (i) All of the contracts and agreements are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with the terms thereof. No default of, event or circumstance which, with notice or the passage of time, or both would constitute a default under any of the contracts, exists.
          (ii) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to carry on its business as now conducted at the Branch and as contemplated under this Agreement and to own and operate its assets, properties and business;
          (iii) This Agreement and all other documents and instruments executed and delivered by Seller hereunder have been duly and validly executed and delivered by Seller and constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of Seller; or (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any agreement to which Seller is a party, or by which its properties or assets are bound; or (iii) violate any statute, law, rule or regulation of any state or federal government or any agency or authority thereof; or (iv) violate any order, writ, injunction or decree of any court or other governmental authority.
     (iv) Neither the execution, delivery or performance of this Agreement and all related agreements by Seller requires the authorization or approval of any other person or entity, governmental or otherwise.
    (v) Except for required governmental approval for licensure and certification, no consent from, or other approval of, any governmental entity is necessary in connection with the transfer of the Transferred Assets.
     (vi) Seller has good and valid title to the Transferred Assets, free and clear of all liens, mortgages, encumbrances, security interests, equities or claims of any kind or character, and the delivery to Buyer of the Transferred Assets will transfer good and valid title, free and clear of any liens, mortgages, encumbrances, security interests or equities or claims of any kind or character.
     (vii) There are no strikes or labor proceedings pending or, to the knowledge of Seller, pending or threatened with regard to the Business.
     (viii) All Federal, state and local income, excise, property and other tax returns which are required to be filed by Seller with regard to the Business have been filed and all taxes, license fees or other charges levied, assessed or imposed upon Seller in connection with the operation of the Business have been paid in full.
    (ix) Seller is not in violation or default of any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.
     (x) There are no actions, suits or proceedings (including without limitation, administrative or regulatory proceedings) or any governmental audits or surveys pending or threatened against the Business or the Seller.
     b. Seller shall deliver to Buyer at Closing:
     (i)  a Bill of Sale for the Transferred Assets;
     (ii) such other documents and instruments as are required to be executed and/or delivered by Seller under the terms of this Agreement.
     c. The provisions of this Section 5 shall survive Closing hereunder for a period of three (3) years.
     6.  Representations, Warranties and Covenants of Buyer.
     a.  Buyer warrants and represents to Seller as follows:
     That it is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all corporate power and authority to enter into, execute and deliver this Agreement and consummate the transactions contemplated herein.
     b.  The Buyer shall deliver to Seller at Closing:
          (i)  payment of $1,400,000 (see Paragraphs 3c(i) and
               3d(i).
         (ii) such other documents and instruments as are required to be executed and/or delivered by Buyer under the terms of this Agreement.
     c. The provisions of this Section 4 shall survive Closing hereunder.
     7.  Additional Agreements.
         Seller agrees to indemnify Buyer against and hold Buyer harmless from any losses, claims or damages which arise from any of ("Losses") the following:
          (i) any liabilities of Seller, including without limitation, any liabilities related to the Business;
         (ii) any breach of any representation and warranty of Seller contained in this Agreement;
         (iii) all Losses incurred by Buyer, and relating to the conduct of the operation of the Transferred Assets and/or the Business prior to the Closing; and
         (iv) all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Buyer in connection with any of the matters contemplated by clauses (i) (ii) and (iii) above.
     2. Buyer shall give Seller written notice within fifteen (15) days of any written claim asserted against it for which Seller may be liable under this Section 7.
     8.  Notice
     a. All communications, notices, requests and demands required or appropriate to be given under this Agreement shall be in writing and shall, unless otherwise provided herein, be deemed to have been duly given when either (i) delivered in person and a written receipt therefor is obtained or (ii) mailed by registered or certified mail, postage prepaid, return receipt requested, properly addressed to the party for whom intended as follows:

     If to Buyer:             Staff Builders Services, Inc.
                              1983 Marcus Avenue
                              Lake Success, New York 11042
                              Attention: President

     With a Copy to:          Staff Builders Services, Inc.
                              1983 Marcus Avenue
                              Lake Success, New York 11042
                              Attention: General Counsel
     If to Seller:            CareStar, Inc.
                              1150 Harrison Avenue, Suite 202
                              Harrison, Ohio 45030
                              Attention:     Thomas J. Gruber,
                              President
     With a copy to:          K. Gregory Kepley, Esq.
                              Kepley, MacConnell & Eyrich
                              525 Vine Street, Suite 2200
                              Cincinnati, Ohio 45202
or to any other address or addresses which may hereafter be designated by any party hereto by like notices.



     9.  Survival of Closing; Incorporations.
          Whenever in this Agreement, and not specifically provided to the contrary, there is an act, duty, obligation or covenant to be performed, in whole or in part, or obligation to be assumed by any party, in whole or in part, subsequent to Closing, said act, duty, obligation or covenant shall survive the Closing hereunder. Representations, warranties and indemnities, unless specifically provided to the contrary, shall survive Closing for a period of three (3) years. Any Schedule attached hereto is incorporated herein and made part hereof.
     10.  Subject Headings.
         The subject headings of the Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.
    11.  Counterparts.
         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.
     12.  Enforcement of Provisions.
          The authority to enforce any provision of this Agreement or to require at any time performance by a party of any provision hereof, whether or not exercised, shall in no way be construed to be a waiver of the provision or to affect the validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every provision of this Agreement in accordance with the terms of this Agreement.
     13.  Governing Law and Forum.
          All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without regard to principles of conflict of law. Any such dispute shall first be submitted by the parties to non-binding arbitration or other alternate dispute resolution.
     14.  Entire Agreement; Amendment.
         This Agreement constitutes the entire Agreement between the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding, unless in writing and signed by the parties hereto.
     IN WITNESS WHEREOF, Seller and Buyer have each signed or caused this Agreement to be signed by its duly authorized officer as of the date and year first above written.






                              STAFF BUILDERS SERVICES, INC.

ATTEST:
/S/ Dominick DiCorcia         By: /S/Edward Teixeira
Secretary                         Edward Teixeira
                                  Sr. Vice President


                              CARESTAR, INC.

ATTEST:



/S/ Donald L.Brown                 By:  /S/Thomas J. Gruber
Secretary                               Thomas J. Gruber
                                        President






WP\ASSETPUR\ASSETPUR.doc